Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Brand Engagement Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Securtiy Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	275,930	$5.80	$1,600,394	$138.10 per $1,000,000	$221.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					1,600,394		221.11
	Total Fees Previously Paid							-
	Total Fees Offsets							-
	Net Fee Due							221.11

(1)	The amount registered represents additional shares reserved for issuance pursuant to an evergreen increase under the Brand Engagement Network Inc. 2024 Long-Term Incentive Plan, as amended.

(2)	The proposed maximum offering price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the closing sales price of the Common Stock on the Nasdaq Capital Market on January 14, 2026.

(3)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	(None)	(None)	(None)	(None)	(None)	(None)	(None)	(None)	(None)	(None)	(None)
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Source

(1)	No previously paid fees are being offset against the registration fee due in this filing.